UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.
On April 15, 2014, Quicksilver Resources Inc. issued a press release announcing that its Board of Directors has elected Scott M. Pinsonnault to serve as a director of Quicksilver effective as of April 14, 2014.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Mr. Pinsonnault will serve in the class of directors whose terms expire at the annual meeting of stockholders in 2015.  The Board also appointed Mr. Pinsonnault to serve as a member of the Audit, Compensation, Nominating and Corporate Governance and Health, Safety and Environmental Committees of the Board. For 2014, Mr. Pinsonnault is entitled to a pro‑rated 2014 annual cash fee of $79,500 and a grant, effective as of April 14, 2014, of $99,000 of restricted stock in accordance with the terms of Quicksilver’s Seventh Amended and Restated 2006 Equity Plan.
Item 9.01.   Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 15, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: April 15, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 15, 2014.